UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2020

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 DTC Blvd., Suite 130

Denver, CO 80237

 (Address of Principal Executive Offices)

(720) 614-5213

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Certain Officers; Appointment of Certain Officers and Senior Management.

Effective January 1, 2020, Chad Brownstein has retired from his position of Chief Executive Officer of RMR Industrials, Inc. (the “Company”). He does so with no disagreement with the Company. Mr. Brownstein will continue in his position as non-executive Chairman of the Board of Directors and remain an employee of the Company for the near term. On January 1, 2020, Gregory M. Dangler was appointed as Chief Executive Officer (“CEO”) of the Company. Prior to being appointed as CEO, Mr. Dangler was the President and a Director of the Company. Mr. Dangler will remain a Director of the Company.

Effective January 1, 2020, Heidi Kelly, was appointed as Secretary of the Company. Heidi Kelly also serves as Executive Vice President of the Company.

Effective January 1, 2020, Simon Dexter, 45, replaced Heidi Kelly as the Principal Financial Officer and Principal Accounting Officer of the Company. Mr. Dexter was hired by the Company as Vice President of Accounting in September 2019. He has 20+ years of financial experience ranging from public companies to privately owned investments. In the past 5 years Mr. Dexter has served as Chief Accounting Officer for Farmland Partners, Inc a NYSE listed REIT and as Corporate Controller and Director of Financial reporting for Bioscrip, Inc. a NASDAQ listed infusion therapy Company. He began his career with PricewaterhouseCoopers LLP. Mr. Dexter is a Certified Public Accountant and holds a Bachelor’s degree in Business from Edith Cowan University in Perth, Australia. No material changes to Mr. Dexter’s compensation occurred in connection with his change in role.

Effective January 1, 2020, the Company appointed John Anderson as President. Mr. Anderson is responsible for the day-to-day operations of all business units. Prior to joining the Company, he was a Regional Vice President of Operations for The Quikrete Companies from 2016 to 2019.  Mr. Anderson was also President and Chief Operating Officer for E.R. Jahna Industries from 2012 to 2015.  He has held multiple Vice President positions with Martin Marietta Materials from 2002 to 2012 and Lafarge Holcim from 1998 - 2002. Mr. Anderson received a B.S. in Mining Engineering from the Missouri University of Science and Technology and an M.B.A. from the University of Denver’s Daniels College of Business. We believe Mr. Anderson’s 35 years of industry experience will help to further the Company’s goals and provide operational leadership. Mr. Anderson compensation comprises of an annual base salary of $200,000, a discretionary bonus potential of up to 100% of his annual base compensation, granting of 160,000 shares that vest over 6 years with 40% vesting after three years of service with the Company and the remaining 50% vesting on a prorated basis on the fourth, fifth and sixth anniversary of Mr. Anderson’s commencement with the Company.

ITEM 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2020	By:	/s/ Gregory M. Dangler
Gregory M. Dangler
Chief Executive Officer
(Principal Executive Officer)